DECLARATION OF TRUST

                                       OF

                         THE GLOBAL HEALTH SCIENCES FUND


                            Dated: November 18, 1991

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I  -  NAME AND DEFINITIONS...........................................1
      Section 1.1  Name......................................................1
      Section 1.2  Definitions...............................................1

ARTICLE II  -  TRUSTEES......................................................3
      Section 2.1  Number of Trustees........................................3
      Section 2.2  Term of Office of Trustees................................3
      Section 2.3  Resignation and Appointment of Trustees...................4
      Section 2.4  Vacancies.................................................4
      Section 2.5  Delegation of Power to Other Trustees.....................5
      Section 2.6  Removal of Trustees.......................................5

ARTICLE III  -  POWER OF TRUSTEES............................................5
      Section 3.1  General...................................................5
      Section 3.2  Investments...............................................6
      Section 3.3  Legal Title...............................................6
      Section 3.4  Issuance and Repurchase of Securities.....................7
      Section 3.5  Borrowing Money; Lending Fund Assets......................7
      Section 3.6  Delegation; Committees....................................7
      Section 3.7  Collection and Payment....................................7
      Section 3.8  Expenses..................................................7
      Section 3.9  Manner of Acting; By-Laws.................................7
      Section 3.10  Miscellaneous Powers.....................................8
      Section 3.11  Principal Transactions...................................8
      Section 3.12  Litigation...............................................8
      Section 3.13  Trustees and Officers as Shareholders....................9

ARTICLE IV  -  INVESTMENT ADVISER, DISTRIBUTOR,
               CUSTODIAN AND TRANSFER AGENT..................................9
      Section 4.1 Investment Adviser.........................................9
      Section 4.2  Administrative Services...................................9
      Section 4.3  Distributor..............................................10
      Section 4.4  Transfer Agent...........................................10
      Section 4.5  Custodian................................................10
      Section 4.6  Parties to Contract......................................10

ARTICLE V  -   LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
               TRUSTEES AND OTHERS..........................................11
      Section 5.1  No Personal Liability of Shareholders, Trustees, etc.....11
      Section 5.2  Non-Liability of Trustees, etc...........................11
      Section 5.3  Indemnification..........................................11


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      Section 5.4 No Bond Required of Trustees..............................12
      Section 5.5  No Duty of Investigation; Notice in Fund Instruments, etc12
      Section 5.6  Reliance on Experts, etc.................................12

ARTICLE VI  -  SHARES OF BENEFICIAL INTEREST................................13
      Section 6.1  Beneficial Interest......................................13
      Section 6.2  Rights of Shareholders...................................13
      Section 6.3  Trust Only...............................................13
      Section 6.4  Issuance of Shares.......................................13
      Section 6.5  Register of Shares.......................................14
      Section 6.6  Transfer of Shares.......................................14
      Section 6.7  Notices..................................................14
      Section 6.8  Voting Powers............................................15

ARTICLE VII   -   DETERMINATION OF NET ASSET VALUE,
                  NET INCOME AND DISTRIBUTIONS..............................15
      Section 7.1  Net Asset Value..........................................15
      Section 7.2  Distributions to Shareholders............................15
      Section 7.3  Determination of Net Income..............................16
      Section 7.4  Power to Modify Foregoing Procedures.....................16

ARTICLE VIII   -  DURATION; TERMINATION OF FUND;
                  AMENDMENT; MERGERS, ETC...................................16
      Section 8.1  Duration.................................................16
      Section 8.2  Termination of Fund......................................17
      Section 8.3  Amendment Procedures.....................................17
      Section 8.4  Merger, Consolidation and Sale of Assets.................18
      Section 8.5  Incorporation and Reorganization.........................19
      Section 8.6  Conversion...............................................19
      Section 8.7  Certain Transactions.....................................19

ARTICLE IX -  REPORTS TO SHAREHOLDERS.......................................21

ARTICLE X  -  MISCELLANEOUS.................................................21
      Section 10.1  Filing..................................................21
      Section 10.2  Resident Agent..........................................22
      Section 10.3  Governing Law...........................................22
      Section 10.4  Organizational Expenses.................................22
      Section 10.5  Counterparts............................................22
      Section 10.6  Reliance by Third Parties...............................22
      Section 10.7  Provisions in Conflict with Law or Regulations..........22


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                              DECLARATION OF TRUST

                                       OF

                         THE GLOBAL HEALTH SCIENCES FUND

                            Dated: November 18, 1991

                        --------------------------------


            THIS DECLARATION OF TRUST of The Global Health Sciences Fund is made the 18th day of November, 1991 by the parties signatory hereto, as Trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as Trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                            W I T N E S S E T H :
                            - - - - - - - - - -

            WHEREAS, the Trustees desire to form a Trust under the laws of Massachusetts for the investment and reinvestment of funds contributed thereto; and

            WHEREAS, it is provided that the beneficial interest in the Trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

            NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the Trust to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                    ARTICLE I

                              NAME AND DEFINITIONS
                              --------------------

            SECTION 1.1 NAME. The name of the Trust created hereby is the "The Global Health Sciences Fund," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Fund" wherever herein used) shall refer to the Trustees as trustees, and not as individuals, or personally and shall not refer to the officers, agents, employees or Shareholders of the Fund. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Fund as they deem proper and the Fund may hold its property and conduct its activities under such other name.

            SECTION  1.2  DEFINITIONS.   Wherever  they  are  used  herein,  the
following terms have the following respective meanings:


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            (a)   "BY-LAWS" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

            (b) The terms "COMMISSION," "AFFILIATED PERSON" and "INTERESTED PERSON" have the meanings given them in the 1940 Act.

            (c) "DECLARATION" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "DECLARATION," "HEREOF," "HEREIN" and "HEREUNDER" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

            (d) "DISTRIBUTOR" means the party, other than the Fund, to a contract described Section 4.3 hereof.

            (e)   "FUND" means The Global Health Sciences Fund.

            (f) "FUND PROPERTY" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Fund or the Trustees.

            (g) "FUNDAMENTAL POLICIES" shall mean the investment policies and restrictions set forth in the Registration Statement and designated as fundamental policies herein.

            (h) "INVESTMENT ADVISER" means any party, other than the Fund, to a contract described in Section 4.1 hereof.

            (i) "MAJORITY SHAREHOLDER VOTE" means the vote of the holders of a majority of Shares, which shall consist of (i) a majority of Shares presented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present or (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders, unless the action requires the approval of a "majority of the outstanding voting securities" under the 1940 Act, in which case such vote as specified in the 1940 Act shall be required.

            (j) "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.

            (k) "PERSON" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            (l) "REGISTRATION STATEMENT" means the Registration Statement of the Fund under the Securities Act of 1933 as such Registration Statement may be amended and filed with the Commission from time to time.


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            (m)   "SHAREHOLDER" means a record owner of outstanding Shares.

            (n) "SHARES" means the units of interest into which the beneficial interest in the Fund shall be divided from time to time and includes fractions of Shares as well as whole Shares.

            (o) "TRANSFER AGENT" means the party, other than the Fund, to the contract described in Section 4.4 hereof.

            (p) "TRUSTEES" means the persons who have signed the -------- Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES
                                    --------

            SECTION 2.1 NUMBER OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of decrease.

            SECTION 2.2 TERM OF OFFICE OF TRUSTEES. The Board of Trustees shall be divided into four classes. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of all of the Trustees shall expire on the date of the first annual or special meeting of shareholders following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the first class shall expire on the date of the second annual meeting of shareholders or special meeting in lieu thereof. The term of office of the second class shall expire on the date of the third annual meeting of shareholders or special meeting in lieu thereof. The term of office of the third class shall expire on the date of the fourth annual meeting of shareholders or special meeting in lieu thereof. The term of office of the fourth class shall expire on the date of the fifth annual meeting of shareholders or special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the fourth annual meeting of shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the shareholders


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or special  meeting in lieu thereof called for that purpose,  except as provided in Section 2.3 of this Article and each Trustee elected shall hold office until his successor shall have been elected and shall have qualified; except (a) that any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, at any time by written instrument, signed by the remaining Trustees, specifying the date when such removal shall become effective; and (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

            SECTION 2.3 RESIGNATION AND APPOINTMENT OF TRUSTEES. In case of the declaration, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall, by reason of any increase in number, or for any other reason, exist, the remaining Trustees or, prior to the public offering of Shares of the Fund, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by appointing such other person as they or any one of them, in their discretion, shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument or appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. Within twelve months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his or her address as recorded on the books of the Fund. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

            SECTION 2.4 VACANCIES. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Fund or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

            SECTION 2.5 DELEGATION OF POWER TO OTHER TRUSTEES. Subject to the provisions of the 1940 Act, any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.


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            SECTION  2.6  REMOVAL OF  TRUSTEES.  The Fund shall  comply with the provisions of Section 16(c) of the 1940 Act as though applicable to the Fund, and with interpretations thereof by the Commission staff, insofar as such provisions and interpretations provide for the removal of trustees of common-law trusts and the calling of Shareholder meetings for such purpose; provided, however, that the Fund may at any time or from time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) or a staff interpretation thereof and, if exemptive order(s) or interpretation(s) are issued or provided by the Commission or its staff, such order(s) or interpretation(s) shall be deemed part of Section 16(c) for the purposes of applying this Section 2.6.


                                   ARTICLE III

                                POWER OF TRUSTEES
                                -----------------

            SECTION 3.1 GENERAL. The Trustees shall have exclusive and absolute control over the Fund Property and over the business of the Fund to the same extent as if the Trustees were the sole owners of the Fund Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Fund and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Fund although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

            The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

            SECTION 3.2  INVESTMENTS.  The Trustees shall have the power to:
            ------------------------

            (a) conduct, operate and carry on the business of an investment company;

            (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, sell short, assign, transfer, exchange, distribute, lend or otherwise deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments that may not be deemed to be securities, including, but not limited to, futures contracts and options thereon, forward foreign currency contracts, and equity swaps. Such securities and other financial instruments may include, but are not limited to, shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, repurchase agreements, commercial paper, evidences of indebtedness, certificates of indebtedness, issued or to be issued by any corporation, company, partnership, association, trust or entity, public or private, engaged in the health sciences, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or of any foreign country, or any state, province, territory or possession thereof; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any kind all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustee shall be deemed to have the foregoing powers with respect to any additional securities in which the Fund may invest should the Fundamental Policies be amended.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Fund, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

            SECTION 3.3 LEGAL TITLE. Legal title to all the Fund Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees, or in the name of the Fund, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Fund therein is appropriately protected. The right, title and interest of the Trustees in the Fund Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

            SECTION 3.4 ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Fund, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

            SECTION 3.5 BORROWING MONEY; LENDING FUND ASSETS. Subject to the Fundamental Policies, the Trustees shall have the power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Fund, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Fund assets.


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            SECTION 3.6 DELEGATION;  COMMITTEES.  The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Fund and the Fund Property, to delegate from time to time to such of their number or to officers, employees or agents of the Fund the doing of such things and the execution of such instruments either in the name of the Fund or the names of the Trustees or otherwise as the Trustees may deem expedient.

            SECTION 3.7 COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Fund; to pay all claims, including taxes, against the Fund Property; to prosecute, defend, compromise or abandon any claims relating to the Fund Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Fund; and to enter into releases, agreements and other instruments.

            SECTION 3.8 EXPENSES. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Fund to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

            SECTION 3.9 MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-Laws or by any provisions of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Fund and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

            SECTION 3.10 MISCELLANEOUS POWERS. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Fund; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Fund Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Fund against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Fund would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Fund; (f) to the extent permitted by law, indemnify any person with whom the Fund has dealings, including any Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Fund and the method by which its accounts shall be kept; and (i) adopt a seal for the Fund, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Fund.

            SECTION 3.11 PRINCIPAL TRANSACTIONS. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Fund is a party, the Trustees shall not, on behalf of the Fund, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Fund to, any Trustee or officer of the Fund or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Distributor or Transfer Agent or with any Affiliated Person of such Person; but the Fund or any Series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

            SECTION 3.12 LITIGATION. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Fund, and out of the assets of the Fund to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Fund, whether or not the Fund or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Fund.

            SECTION 3.13 TRUSTEES AND OFFICERS AS SHAREHOLDERS. No officer or Trustee of the Fund, and no officer or director of the Investment Adviser or the Distributor, and no Investment Adviser or Distributor of the Fund, shall take a short position in the securities issued by the Fund.

                                   ARTICLE IV

                        INVESTMENT ADVISER, DISTRIBUTOR,
                          CUSTODIAN AND TRANSFER AGENT
                          ----------------------------

            SECTION 4.1 INVESTMENT ADVISER. Subject to approval by a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party or parties to any such contracts shall undertake to furnish the Fund such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Fund on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

            SECTION 4.2 ADMINISTRATIVE SERVICES. The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees or the Fund administrative personnel and services to operate the Fund on a daily or other basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entities.

            SECTION 4.3 DISTRIBUTOR. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of Shares whereby the Fund may either agree to sell the Shares to the other parties to the contracts, or any of them, or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws, including, without limitation, the provision for the repurchase or sale of shares of the Fund by such other party as principal or as agent of the Fund, and for entry by the other parties to the contracts into selected dealer agreements with registered securities dealers to further the purpose of distribution of the Shares.

            SECTION 4.4 TRANSFER AGENT. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Fund. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration or the By-Laws. Such services may be provided by one or more persons.

            SECTION 4.5 CUSTODIAN. The Trustees may appoint or otherwise engage one or more banks or trust companies, each having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least five million dollars ($5,000,000) to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Fund.

            SECTION 4.6 PARTIES TO CONTRACT. Any contract of the character described in Sections 4.1, 4.2, 4.3, 4.4 or 4.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Fund may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Fund under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3,
4.4 or 4.5 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

                                    ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHODLERS,
                               TRUSTEES AND OTHERS
                               -------------------

            SECTION 5.1 NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Fund Property or the acts, obligations or affairs of the Fund. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Shareholder liability for the acts and obligations of the Fund is hereby expressly disclaimed. Every note, bond, contract, or other undertaking issued by or on behalf of the Fund or the Trustees relating to the Fund shall include a notice and provision limiting the obligation represented thereby to the Fund and its assets (but the omission of such notice and provision shall not operate to impose any liability or obligation on any Shareholder). No Trustee, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever to any Person, other than the Fund or its Shareholders, in connection with Fund Property or the affairs of the Fund, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and all such Persons shall look solely to the Fund Property for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Shareholder, Trustee, officer, employee or agent, as such, of the Fund is made a party to any suit or proceeding to enforce any such liability, he or she shall not, on account thereof, be held to any personal liability. The Fund shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his or her being or having been a Shareholder, other than by reason of his or her own wrongful act or omission, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Fund to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

            SECTION 5.2 NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer, employee or agent of the Fund shall be liable to the Fund, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof, for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

            SECTION 5.3  INDEMNIFICATION
            ----------------------------

            (a) The Trustees shall provide for indemnification by the Fund or any person who is, or has been, a Trustee, officer, employee or agent of the Fund against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being of having been a Trustee, officer, employee or agent and against amounts paid or incurred by him or her in the settlement thereof, in such manner as the Trustees may provide form time to time in the By-Laws.

            (b) The words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

            SECTION 5.4 NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

            SECTION 5.5 NO DUTY OF  INVESTIGATION;  NOTICE IN FUND  INSTRUMENTS,
ETC. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Fund shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Fund or undertaking, and every other act or thing whatsoever executed in connection with the Fund shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Fund. Every written obligation, contract, instrument, certificate, Share, other security of the Fund or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Fund under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Fund, and may contain any further recital which they, or any one of them, may deem appropriate, but the omission of such recital shall not affect the validity of such obligation, contract instrument, certificate, share, security or undertaking and shall not operate to bind the Trustees or Shareholders individually. The Trustees may maintain insurance for the protection of the Fund Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

            SECTION 5.6 RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Fund shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Fund, upon an opinion of counsel, or upon reports made to the Fund by any of its officers or employees or by any Investment Adviser, Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Fund, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST
                          -----------------------------

            SECTION 6.1 BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.01 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

            SECTION 6.2 RIGHTS OF SHAREHOLDERS. The ownership of the Fund Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to assume any losses of the Fund or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

            SECTION 6.3 TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any other form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

            SECTION 6.4  ISSUANCE OF SHARES.  The  Trustees in their  discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund without the vote of the Shareholders. Contributions to the Fund may be accepted for whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

            SECTION 6.5 REGISTER OF SHARES. A register shall be kept in respect of the Fund at the principal office of the Fund or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein or in the By-Laws provided, until he or she has given his or her address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

            SECTION 6.6 TRANSFER OF SHARES. Shares shall be transferable on the records of the Fund only by the record holder thereof or by his or her agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Fund shall be affected by any notice of the proposed transfer.

            Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Fund shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

            SECTION 6.7 NOTICES. Any and all notices to which any Shareholders may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his or her last known address as recorded on the register of the Fund. Annual reports and proxy statements need not be sent to a Shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings, or (ii) all, and at least two, checks (if sent by first class mail) in payment of dividends or interest and Shares during a twelve-month period have been mailed to such Shareholder's address and have been returned undelivered. However, delivery of such annual reports and proxy statements shall resume once a Shareholder's current address is determined.

            SECTION 6.8 VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof, (ii) for the removal of Trustees as provided in Section 2.2 hereof, (iii) with respect to any investment advisory or management contract as provided in Section 4.1, (iv) with respect to termination of the Fund as provided in Section 8.2,
(v) with respect to any amendment of the Declaration to the extent and as provided in Section 8.3, (vi) with respect to any merger, consolidation, conversion or sale of assets as provided in Sections 8.4, 8.5 and 8.6, (vii) with respect to incorporation or reorganization of the Fund to the extent and as provided in Section 8.5, (viii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Fund or the Shareholders and (ix) with respect to such additional matters relating to the Fund as may be required by law, the Declaration, the By-Laws or any registration of the Fund with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Fund as of the record date, as determined in accordance with the By-Laws, shall not be voted. There shall be no cumulative voting in the election of Trustees. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS
                          ----------------------------

            SECTION 7.1 NET ASSET VALUE. The net asset value of each outstanding Share of the Fund shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Registration Statement. The power and duty to make the calculations may be delegated by the Trustees to any Investment Adviser, the Custodian, the Transfer Agent or such other person as the Trustees by resolution may determine. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act.

            SECTION 7.2 DISTRIBUTIONS TO SHAREHOLDERS. The Trustees shall from time to time distribute ratably among the Shareholders of the Fund such proportion of the net income, earnings, profits, gains, surplus (including paid in surplus), capital, or assets of the Fund held by the Trustees as they may deem proper. Such distribution may be made in cash or in property (including without limitation any type of obligations of the Fund or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Fund additional Shares issuable hereunder in such manner, at such times, on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record (determined in accordance with the Registration Statement) of the Fund at the time of declaring a distribution or may be among the Shareholders of record of the Fund at such later date as the Trustees shall determine. The Trustees may always retain from the net income, earnings, profits or gains of the Fund such amount as they may deem necessary to pay the debts or expenses of the Fund or to meet obligations of the Fund, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of the Fund such dividend reinvestment plans as the Trustees deem appropriate.

            Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Fund to avoid or reduce liability for taxes.

            SECTION 7.3 DETERMINATION OF NET INCOME. The Trustees shall have the power to determine the net income of the Fund and from time to time to distribute such net income ratably among the Shareholders as dividends in cash or additional Shares issuable hereunder. The determination of net income and the resultant declaration of dividends shall be as set forth in the Registration Statement. The Trustees or their delegates shall have full discretion to determine whether any cash or property received by the Fund shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

            SECTION 7.4 POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Fund to comply with any provision of the 1940 Act, or any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                  ARTICLE VIII

                            DURATION; TERMINATION OF
                         FUND; AMENDMENT; MERGERS, ETC.
                         ------------------------------

            SECTION 8.1 DURATION. The Fund shall continue without limitation of time but subject to the provisions of this Article VIII.

            SECTION 8.2  TERMINATION OF FUND.
            ---------------------------------

            (a) The Fund may be terminated (i) by the affirmative vote of the holders of not less than two-thirds (66-2/3%) of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Fund except that a Majority Shareholder Vote shall be sufficient if termination of the Fund has been recommended by two-thirds of the Trustees, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares of the Trust. Upon the termination of the Fund:

                  (i) The Fund shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Fund and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Fund shall have been wound up, including the power to fulfill or discharge the contracts of the Fund, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Fund Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Fund Property shall require Shareholder approval in accordance with Section
8.4 hereof.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Fund Property, in cash or in kind or partly each, among the Shareholders of the Fund according to their respective rights.

            (b) After termination of the Fund and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Fund an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Fund, and the rights and interests of all Shareholders of the Fund shall thereupon cease.

            SECTION 8.3  AMENDMENT PROCEDURES.
            ---------------------------------

            (a) Except as provided in paragraph (c) of this Section 8.3, this Declaration may be amended by a Majority Shareholder Vote, at a meeting of Shareholders, or by written consent without a meeting. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Fund, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Fund or the Shareholders, but the Trustees shall not be liable for failing to do so, or (iv) for any other purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable.

            (b) No amendment may be made under this Section 8.3 which would change any rights with respect to any Shares of the Fund by reducing the amount payable thereon upon liquidation of the Fund or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Fund outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Fund or to permit assessments upon Shareholders set forth in Section 5.1 above.

            (c) No amendment may be made under this Section 8.3 which shall amend, alter, change or repeal any of the provisions of Sections 8.3, 8.4, 8.6 and 8.7 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of that proportion of the Shares outstanding and entitled to vote as would be necessary to approve the transaction or action set forth in that respective section under circumstances where the Board of Trustees has not recommended approval of the transaction or action. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Fund and any national securities exchange.

            (d) A certificate signed by a majority of the Trustees or the Secretary or any Assistant Secretary of the Fund, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Fund. Unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective when lodged among the records of the Fund.

            Notwithstanding any other provision hereof, until such time as the Registration Statement covering the first public offering of securities of the Fund shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

            SECTION 8.4 MERGER, CONSOLIDATION AND SALE OF ASSETS. The Fund may merge or consolidate with any other other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Fund Property, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds (66-2/3%) of the Shares of the Fund outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds (66-2/3%) of such Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by two-thirds of the Trustees, a Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the laws of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of shareholders for any sale of assets in the ordinary course of business of the Fund.

            SECTION 8.5 INCORPORATION AND REORGANIZATION. With approval of a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Fund Property or to carry on any business in which the Fund shall directly or indirectly have any interest, and to sell, convey and transfer the Fund Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Fund holds or is about to acquire shares or any other interest. Subject to Section 8.4 hereof, the Trustees may also cause a merger or consolidation between the Fund or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Fund Property to such organizations or entities.

            SECTION 8.6 CONVERSION. The Fund may be converted at any time from a "closed-end company" to an "open-end company" as those terms are defined by the 1940 Act, upon the approval of such a proposal, together with the necessary amendments to the Declaration of Trust to permit such a conversion, by the holders of not less than two-thirds (66-2/3%) of the Fund's outstanding Shares entitled to vote, except that if such proposal is recommended by two-thirds of the total number of Trustees then in office, such proposal may be adopted by a Majority Shareholder Vote. From time to time the Trustees will consider recommending to the Shareholders a proposal to convert the Fund from a "closed-end company" to an "open-end company." Upon the recommendation and subsequent adoption of such a proposal and the necessary amendments to this Declaration to permit such a conversion by not less than two-thirds (66-2/3%) of the Fund's outstanding Shares entitled to vote, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an "open-end" investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Fund and any national securities exchange.

            SECTION 8.7  CERTAIN TRANSACTIONS.
            ---------------------------------

            (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of the holders of eighty percent (80%) of the Shares outstanding and entitled to vote, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Fund and any national securities exchange.

            (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, person or other entity beneficially owns directly,
(a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Fund) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

            (c) This Section shall apply to the following transactions:

                  (i) The merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder.

                  (ii) The issuance of any securities of the Fund to any Principal Shareholder for cash.

                  (iii) The sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                  (iv) The sale, lease or exchange to the Fund or any subsidiary thereof, in exchange for securities of the Fund of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                  (v) The liquidation or dissolution of the Fund.

                  (vi) A change in the nature of the business of the Fund so that it would cease to be an investment company registered under the 1940 Act.

                  (vii) The conversion of the Fund to an "open-end company," or any amendment to the Declaration of Trust of the Fund that makes the Shares a "redeemable security," as such terms are defined in the 1940 Act.

            (d) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if two-thirds of the Board of Trustees of the Fund shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Fund and its subsidiaries.

            (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Fund whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Fund or any subsidiary thereof constitute a substantial part of the assets of the Fund and have an aggregate fair market value of less than $1,000,000 and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

                                   ARTICLE IX

                             REPORTS TO SHAREHOLDERS
                             -----------------------

            The Trustees shall at least semi-annually submit or cause the officers of the Fund to submit to the Shareholders a written financial report of the Fund, including financial statements which shall at least annually be certified by independent public accountants.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

            SECTION 10.1 FILING. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Fund stating that such action was duly taken in a manner provided herein. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

            SECTION 10.2 RESIDENT AGENT. Until changed by the Trustees, the principal office of the Fund shall be 7800 East Union Avenue, Suite 800, Denver, Colorado 80237. Until changed by the Trustees, Lane & Altman, attention: Joseph
F. Mazzella, Esq., 101 Federal Street, Boston, MA 02110, is the resident agent of the Fund in the Commonwealth of Massachusetts.

            SECTION 10.3 GOVERNING LAW. By the execution hereof, the Trustees agree that this Declaration shall be effective when executed by all of the Trustees and delivered for filing to the Secretary of State of the Commonwealth of Massachusetts with reference to the laws thereof and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

            SECTION 10.4 ORGANIZATIONAL EXPENSES. In the event that any person advances the organizational expenses of the Fund, such advances shall become an obligation of the Fund, subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined with criteria fixed by, the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

            SECTION 10.5 COUNTERPARTS. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

            SECTION 10.6 RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Fund, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Fund, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Fund shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

            SECTION 10.7  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.
            ------------------------------------------------------------

            (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

            IN WITNESS WHEREOF, the undersigned, the Trustees of the Fund, have executed this instrument this 15 day of November, 1991.



                                    /s/ John Kaweske
                                    ------------------------
                                    John Kaweske, as Trustee
                                      and not Individually
                                    7800 East Union Avenue
                                    Suite 800
                                    Denver, CO 80237



                                    /s/ R. Dalton Sim
                                    -------------------------
                                    R. Dalton Sim, as Trustee
                                      and not Individually
                                    7800 East Union Avenue
                                    Suite 800
                                    Denver, CO 80237



                                    /s/ Dan J. Hesser
                                    -------------------------
                                    Dan J. Hesser, as Trustee
                                      and not Individually
                                    7800 East Union Avenue
                                    Suite 800
                                    Denver, CO 80237


STATE OF COLORADO )
                  )  ss.:
COUNTY OF DENVER  )


            On this 15 day of November, 1991, John Kaweske, known to me and known to be the individual(s) described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



/s/ Cheryl K. Howlett
---------------------
    Cheryl K. Howlett
    Notary Public

My Commission Expires February 22, 1995.

STATE OF COLORADO )
                  )  ss.:
COUNTY OF DENVER  )


            On this 15 day of November, 1991, R. Dalton Sim, known to me and known to be the individual(s) described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



/s/ Cheryl K. Howlett
---------------------
    Cheryl K. Howlett
    Notary Public

My Commission Expires February 22, 1995.



STATE OF COLORADO )
                  )  ss.:
COUNTY OF DENVER  )


            On this 15 day of November, 1991, Dan J. Hesser, known to me and known to be the individual(s) described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



      /s/ Cheryl K. Howlett
      ---------------------
          Cheryl K Howlett
          Notary Public

My Commission Expires February 22, 1995.